Exhibit 99.1

Faraday Future Announces Fourth Quarter and Full Year 2024 Earnings Release Date and Conference Call Details

Los Angeles, CA (March 20, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“FF”, “Faraday Future”, or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it is scheduled to report its fourth quarter and full year financial results for 2024 after market close on Thursday, March 27, 2025, and will hold an earnings call at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) that same day.

Interested investors and other parties can listen to a webcast of the conference call by logging onto the Investor Relations section of the Company's website at https://investors.ff.com/. A replay of the webcast along with the presentation will be available on the Company’s website shortly thereafter.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF91, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF91, targeting a broader market with middle-to-low price range offerings. For more information, please visit https://www.ff.com/us/

CONTACTS

Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com
Media: john.schilling@ff.com